SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2012

Independence Resources Plc

(Exact Name of Registrant as Specified in Charter)

England	000-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7 Office Way, Suite 218, Hilton Head, SC	29928
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 715-9504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

Legal Proceedings

On September 19, 2012, in Miller Tabak & Co., LLC v. Senetek PLC, the Supreme Court of the State of New York, County of New York, Index No. 651935/10, the Hon. Eileen Bransten ordered that the defendant’s (the Company’s) motion to dismiss was denied and granted the plaintiff’s motion for summary judgment. Judgment was entered in favor of the plaintiff against the defendant in the amount of $250,000, together with interest at the statutory rate from the date of April 2, 2012, and in the amount of 133,333 shares of common stock of the defendant, together with costs and disbursements to be taxed by the Clerk upon submission of an appropriate bill of costs. The Company is currently conferring with counsel as to the merit of an appeal.

2012 Annual Shareholders’ Meeting

On October 2, 2012, the Board of Directors of Independence Resources PLC (the “Company”) approved holding the Annual Shareholders' Meeting at 12:00 p.m. local time on Saturday, November 3, 2012, at Davenport Hotel, 10 South Post Street, Spokane, Washington. The Annual Shareholders’ Meeting was scheduled to be held on June 30, 2012; however, the accounts that were to be approved by the shareholders were not finalized.

At the meeting, the Company will elect two directors and ratify the appointment of the Company’s independent registered public accounting firm in the United States and its statutory auditors in the United Kingdom for its fiscal year ending December 31, 2012. The shareholders will also vote on a proposal approved by the Board of Directors to, subject to the passing of the resolution below as a Special Resolution, sub-divide each of the Ordinary Shares of 40 pence each in the capital of the Company in issue immediately prior to the commencement of the Annual General Meeting into four ordinary shares of 1 pence each in the capital of the Company, having the same rights, being subject to the same restrictions and ranking on the same basis as the existing ordinary shares of 40 pence each in the capital of the Company (save as to nominal value), and thirty six deferred shares of 1 pence each, having the rights and being subject to the restrictions set out in the resolution below. The Board of Directors also proposes, as a Special Resolution, to amend the Articles of Association of the Company by:

7.1	Inserting the following definition into Article 2:

"Deferred Share means the deferred shares of £0.01 nominal value each in the capital of the Company with the rights as per Article 67.4" to be inserted after the definition of "Company"; and

7.2	Inserting a new Article 67.4 as follows:

67.4	Each Deferred Share in issue shall confer upon the holder such rights, and be subject to the restrictions, as follows:

67.4.1	Notwithstanding any other provision of these articles, a Deferred Share:

(a)      does not entitle its holder to receive any dividend or distribution declared, made or paid or any return of capital and does not entitle its holder to any further or other right of participation in the assets of the Company; and

(b)      entitles its holder to participate on a return of assets on a winding up of the Company, such entitlement to be limited to the repayment of the amount paid up or credited as paid up on such Deferred Share but only if the holders of each Ordinary Share then in issue shall have received a distribution of at least £1,000,000 per Ordinary Share held; and

(c)      does not entitle its holder to receive a share certificate in respect of his or her shareholding, save as required by law; and

(d)      does not entitle its holder to receive notice of, nor attend, speak or vote at, any general meeting of the Company; and

(e)      shall not be transferable at any time other than with the prior written consent of the Directors,

The Company’s shareholders of record at the close of business September 27, 2012, will receive notice of the annual meeting. Such notice will include the Company's 2012 Information Statement and 2011 annual report on Form 10-K, filed with the SEC on April 16, 2012.

Rule 14a-8 Proposal Deadline

Because the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, shareholder proposals for inclusion in the proxy or related materials for the meeting must be delivered to, or mailed to and received by the Corporate Secretary, Independence Resources PLC, 7 Office Way, Suite 218, Hilton Head, SC 29928, on or before October 4, 2012. Shareholder proposals must comply with the requirements of Rule 14a-8, and may be omitted otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Resources PLC

Date: October 3, 2012	By	/s/ John P. Ryan
John P. Ryan, Chief Executive Officer

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